Exhibit 10.9

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (as amended from time to time, this “Agreement”) is dated as of [ ], [ ] and is between Liftoff Mobile, Inc., a Delaware corporation (the “Company”), BCP Redbird Aggregator L.P. and its related vehicles (“Blackstone”), the Founders (as defined below) and General Atlantic (LFT), L.P., a Delaware limited partnership (“General Atlantic”).

W I T N E S S E T H

WHEREAS, the Company, Blackstone and the Founders entered into that certain Registration Rights Agreement, dated as of March 17, 2021 (the “Existing Registration Rights Agreement”);

WHEREAS, in connection with the initial public offering of the Company, each of the Company and Blackstone has agreed to amend the Existing Registration Rights Agreement as set forth in this Agreement;

WHEREAS, pursuant to Section 7.6 of the Existing Registration Rights Agreement, the Existing Registration Rights Agreement may be amended by an instrument in writing executed by the Company and the Blackstone Stockholders holding a majority of the shares collectively held by them, and therefore this Agreement shall be effective with respect to the Company, Blackstone and the Founders upon signature by the Company and Blackstone; and

WHEREAS, this Agreement shall be effective with respect to General Atlantic upon signature by General Atlantic.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Company, Blackstone, the Founders and General Atlantic agree as follows:

ARTICLE i

Definitions

In this Agreement:

“Blackstone Stockholders” means collectively, Blackstone and each transferee to whom it transfers shares and related rights under this Agreement in accordance with Section 6.1, and individually, a “Blackstone Stockholder”. References to a Blackstone Stockholder include all of its affiliated private equity funds, co-invest and side-by-side entities, and other affiliated investment vehicles that hold shares.

“Business Day” means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of New York are authorized by law to close.

“Derivative Counterparty” means a broker-dealer registered under Section 15(b) of the Exchange Act, any other financial institution, or an affiliate thereof, that enters into a Derivative Transaction with a Stockholder.

“Derivative Transaction” means any transaction which transfers some or all of the economic risk of ownership of the shares, including, without limitation, any forward contract, variable prepaid forward, contingent forward, equity swap, put or call, put or call equivalent position, collar, non-recourse loan, sale of an exchangeable security or any similar transaction that references the shares. For the avoidance of doubt, the following transactions shall be deemed to be Derivative Transactions: (i) transactions by a Stockholder in which a Derivative Counterparty engages in short sales of shares pursuant to a prospectus and may use shares beneficially owned by the Stockholder to close out its short position, or in which the Derivative Counterparty uses shares beneficially owned by the Stockholder to settle its initial hedging sales; (ii) transactions pursuant to which a Stockholder engages in a short sale of shares pursuant to a prospectus and delivers shares beneficially owned by the Stockholder to close out its short position; (iii) transactions by a Stockholder in which the Stockholder delivers, in a transaction exempt from registration under the Securities Act, shares to the Derivative Counterparty who then publicly resells or otherwise transfers such shares pursuant to a prospectus or an exemption from registration under the Securities Act; (iv) a loan or pledge of shares to a Derivative Counterparty who may then become a selling stockholder and sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares, in each case, in a public transaction pursuant to a prospectus and (v) any other transaction with respect to the shares intended to be effected as contemplated by the Interpretive Letters.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Founder” means each of Mark Ellis, Phil Crosby and Harry Robertson.

“Founder Majority Holders” has the meaning set forth in the Second Amended and Restated Stockholders Agreement, dated as of June 30, 2025, among the Company, Blackstone and the other parties thereto.

“General Atlantic Stockholders” means collectively, General Atlantic and all of its affiliated private equity funds, co-invest and side-by-side entities, and other affiliated investment vehicles that hold shares, a “General Atlantic Stockholder”.

“Interpretive Letters” means each of (i) the letter dated December 14, 1999 submitted by Robert W. Reeder and Alan L. Beller to Michael Hayatte of the staff of the Securities and Exchange Commission (the “Staff”) to which the staff responded in an interpretive letter dated December 20, 1999, (ii) the letter dated October 6, 2003 submitted by Robert W. Reeder and Leslie Silverman to Paula Dubberly of the Staff, to which the Staff responded in an interpretive letter dated October 9, 2003 and (iii) the letter dated November 30, 2011 submitted by Robert T. Plenarski and Glen A. Rae to Thomas Kim of the Staff, to which the Staff responded in an interpretive letter dated December 1, 2011.

“IPO” means a direct listing or firm commitment underwritten registered public offering of the Company’s common stock in connection with which the common stock first becomes listed on the NYSE or The NASDAQ Stock Market.

“Merger Agreement” means the Merger Agreement, dated as of December 18, 2021, among the Company, Booster Merger Sub, Inc., Liftoff Mobile, Inc. and Fortis Advisors LLC, as the representative of the sellers.

“Securities Act” means the Securities Act of 1933, as amended.

“shares” means shares of common stock of the Company. Shares held by or on behalf of a Stockholder the certificate or book-entry record for which does not bear a Securities Act restrictive legend, which shares may be resold freely without restriction on volume or manner of sale and without registration under the Securities Act, will not be considered shares for purposes of the demand and piggyback provisions of this Agreement, provided that notwithstanding the absence of any such legend, shares held by a Blackstone Stockholder shall continue to be treated as shares for purposes of this Agreement.

“Stockholders” mean collectively, the Blackstone Stockholders, the Founders and the General Atlantic Stockholders.

“WKSI” means a well-known seasoned issuer, as defined in the United States Securities and Exchange Commission’s Rule 405.

ARTICLE II

Demand and Piggyback Rights

2.1 Right to Demand a Non-Shelf Registered Offering. Upon the demand of any Blackstone Stockholder made at any time and from time to time after the expiration of the lockup period applicable to the Company’s IPO or upon the demand of any General Atlantic Stockholder made at any time after the date that is 18 months after the consummation of the IPO, the Company will facilitate in the manner described in this Agreement a non-shelf registered offering and sale of the shares requested by any Stockholder to be included in such offering, together with any piggyback shares, as described below. Any demanded non-shelf registered offering may, at the Company’s option, include shares to be sold by the Company for its own account and will also include shares to be sold by Stockholders that exercise their related piggyback rights in accordance with this Agreement.

2.2 Right to Piggyback on a Non-Shelf Registered Offering. In connection with any registered offering of shares covered by a non-shelf registration statement (whether pursuant to the exercise of demand rights or at the initiative of the Company), the Stockholders may, in accordance with this Agreement, exercise piggyback rights to have included in such offering shares held by them. The Company will facilitate in the manner described in this Agreement any such non-shelf registered offering. Notwithstanding the foregoing, piggyback rights will not be available in connection with the IPO unless such piggyback rights are approved by the Blackstone Stockholders; provided, however, that if the Blackstone Stockholders sell shares held by them in the IPO, the Founders and the General Atlantic Stockholders shall also have such right, on a pro rata basis with the Blackstone Stockholders based on their relative ownership of the Company, subject to applicable securities laws.

2.3 Right to Demand and be Included in a Shelf Registration. Upon the demand of the Blackstone Stockholders, the Founders or the General Atlantic Stockholders made at any time and from time to time when the Company is eligible to sell shares in a secondary offering on a delayed or continuous basis in accordance with Rule 415, the Company will facilitate in the manner described in this Agreement a shelf registration of shares held by such Stockholder. Any shelf registration statement filed by the Company covering shares (whether pursuant to a Stockholder demand or at the initiative of the Company) will cover shares held by each of the Stockholders (regardless of whether they demanded the filing of such shelf or not) up to the amount of shares requested by each such Stockholder. If at the time of such request the Company is a WKSI, such shelf registration statement would, at the request of the Stockholders, cover an unspecified number of shares to be sold by the Stockholders and, if the Company so elects, the Company.

2.4 Demand and Piggyback Rights for Shelf Takedowns. Upon the demand of the Blackstone Stockholders, the Founders or the General Atlantic Stockholders made at any time and from time to time, the Company will facilitate in the manner described in this Agreement a “takedown” off of an effective shelf registration statement of shares held by them that are registered on such shelf. In connection with any shelf takedown (whether pursuant to the exercise of such demand rights or at the initiative of the Company) in connection with which a lockup will be imposed, the Stockholders may exercise piggyback rights to have included in such takedown shares held by them that are registered on such shelf. Notwithstanding the foregoing, neither the Founders nor the General Atlantic Stockholders may demand a shelf takedown for an offering that will result in the imposition of a “lock-up” on the Company or any Stockholder unless the shares requested to be sold by the Founders or the General Atlantic Stockholders, as applicable, in such takedown have an aggregate market value (based on the most recent closing price of the shares at the time of the demand) of at least $10 million.

2.5 Right to Reload a Shelf. Upon the written request of the Blackstone Stockholders, the Founders or the General Atlantic Stockholders, the Company will file and seek the effectiveness of a post-effective amendment to an existing shelf in order to register up to the number of shares previously taken down off of such shelf by each of the Stockholders and not yet “reloaded” onto such shelf (or such higher number as may be agreed by Stockholders). The Stockholders and the Company will consult and coordinate with each other in order to accomplish such replenishments on behalf of all Stockholders from time to time in a sensible manner.

2.6 Limitations on Demand and Piggyback Rights.

(a) Any demand for the filing of a registration statement or for a registered offering or takedown will be subject to any applicable lockup restrictions, and such demand must be deferred until such lockup restrictions no longer apply. If a demand has been made for a non-shelf registered offering or for an underwritten shelf takedown, no further demands may be made so long as the related offering is still being pursued. Notwithstanding anything in this

Agreement to the contrary, the Stockholders will not have piggyback rights with respect to registered primary offerings by the Company (i) of shares covered by a Form S-8 registration statement or a successor form applicable to employee benefit-related offers and sales, (ii) where the shares are not being sold for cash or (iii) where the offering is a bona fide offering of securities other than shares, even if such securities are convertible into or exchangeable or exercisable for shares that are registered as part of such offering.

(b) The Company may postpone the filing of a demanded registration statement or suspend the effectiveness of any shelf registration statement, or defer initiating the process for a demanded shelf takedown, in any such case for a reasonable “blackout period” that shall not exceed the applicable limits specified below if the board of directors of the Company determines that such registration, offering or takedown could materially interfere with a bona fide business or financing transaction of the Company or is reasonably likely to require premature disclosure of information, the premature disclosure of which could materially and adversely affect the Company. The blackout period will end upon the earlier to occur of, (i) in the case of a bona fide business or financing transaction, a date not later than 90 days from the date such deferral commenced, and (ii) in the case of disclosure of non-public information, the earlier to occur of (x) the filing by the Company of its next succeeding Form 10-K or Form 10-Q, or (y) the date upon which such information otherwise is or becomes public knowledge.

(c) The Founders shall not be the requesting Stockholder (A) pursuant to Sections 2.3, 2.4 or 2.5 prior to the earlier of (x) expiration of the “lock-up” arrangements entered into with the underwriters in connection with the Blackstone Stockholders’ first demand registration pursuant to Section 2.1 or Section 2.4 following the IPO and (y) eighteen (18) months following the completion of an IPO and/or (B) for more than one (1) demand pursuant to Sections 2.3 during any consecutive twelve (12) month period.

(d) The General Atlantic Stockholders shall not be the requesting Stockholder pursuant to Section 2.1, 2.3, 2.4 or 2.5 (A) until the eighteen (18) month anniversary of the completion of an IPO, (B) if the Company has completed an offering (in which the General Atlantic Stockholders were given the opportunity to participate) during the three (3) months immediately preceding such demand and (C) if the General Atlantic Stockholders have previously been the requesting Stockholder pursuant to Section 2.1, 2.3, 2.4 or 2.5 (and a registration statement or shelf takedown, as the case may be, was successfully made effective or completed, as applicable, as a result of such demand) prior to such demand; provided that, solely for purposes of clause (B) above, if the General Atlantic Stockholders had been given the opportunity to participate in an offering in the prior three (3) months, and the General Atlantic Stockholders elected to participate in such offering, but fewer than 75% of the shares requested to be registered by the General Atlantic Stockholders in such offering were registered at such time, then the General Atlantic Stockholders shall not be prohibited from making a request pursuant to Sections 2.1, 2.3, 2.4 or 2.5 as a result of the failure to comply with (B) above.

ARTICLE iii

procedures regarding demands and piggybacks

3.1 Notifications Regarding Demands and Piggyback Opportunities. In order for the Blackstone Stockholders, the Founders or the General Atlantic Stockholders to exercise their right to demand that a registration statement be filed or that an underwritten takedown occur, they must so notify the Company indicating the number of shares sought to be registered or taken down and the proposed plan of distribution. The Company will keep the Stockholders contemporaneously apprised of all pertinent aspects of its pursuit of an IPO and any subsequent registration or underwritten shelf takedown of shares, as the case may be (whether pursuant to a Stockholder demand or otherwise), including the anticipated timing of the filing of a registration statement or amendment and the finalization of related preliminary and final prospectuses and the timing of pricing, in order that the Stockholders have a reasonable opportunity to exercise their piggyback rights in accordance with this Agreement. Without derogating from the Company’s obligation to keep Stockholders contemporaneously apprised, as described above, having such a “reasonable opportunity” means that Stockholders must be notified of a piggyback opportunity no later than three full trading days prior to the applicable piggyback deadline referred to in Section 3.2. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these discussions and notifications.

3.2 Notifications Regarding Exercise of Piggyback Rights. Any Stockholder wishing to exercise its piggyback rights with respect to a non-shelf registration statement or underwritten shelf takedown must notify the Company and the other Stockholders of the number of shares it seeks to have included in such registration statement or takedown, as the case may be. Such notice must be given as soon as practicable, but in no event later than 4:30 pm, New York City time, on the second trading day (in the case of a non-shelf offering) or on the trading day (in the case of an underwritten shelf takedown) prior to, (i) if applicable, the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre-effective marketing efforts for the relevant offering is expected to be finalized, and (ii) in any case, the date on which the pricing of the relevant offering is expected to occur. Pending any required public disclosure and subject to applicable legal requirements, the parties will maintain the confidentiality of these notifications.

3.3 Notifications Regarding Demanded Underwritten Takedowns. The Company will keep the Stockholders contemporaneously apprised of all pertinent aspects of any underwritten shelf takedown in order that they may have a reasonable opportunity to exercise their related piggyback rights. Without limiting the Company’s obligation as described in the preceding sentence, having a reasonable opportunity requires that the Stockholders be notified by the Company of an anticipated underwritten takedown (whether pursuant to a demand made by a requesting Stockholder or made at the Company’s own initiative) no later than 5:00 pm, New York City time, on (A) if applicable, the second trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with pre pricing marketing efforts for such takedown is finalized, and (B) in all cases, the second trading day prior to the date on which the pricing of the relevant takedown occurs. Any Stockholder wishing to exercise its piggyback rights with respect to an underwritten shelf takedown must notify the Company and the other Stockholders of the number of shares it seeks to have included in such takedown. Such notice must be given as soon as practicable, but in no event later than 5:00 pm, New York City time, on (a) if applicable, the trading day prior to the date on which the preliminary prospectus or prospectus supplement intended to be used in connection with marketing efforts for the relevant offering is expected to be finalized, and (b) in all cases, the trading day prior to the date on which the pricing of the relevant takedown occurs.

3.4 Plan of Distribution, Underwriters and Counsel. If a majority of the shares proposed to be sold in an underwritten offering through a non-shelf registration statement or through a shelf takedown is being sold by the Company for its own account, the Company will be entitled to determine the plan of distribution and select the managing underwriters for such offering, which managing underwriters shall be reasonably acceptable to the Blackstone Stockholders and Mr. Ellis (should he be Chief Executive Officer of the Company at such time). Otherwise, Stockholders holding a majority of the shares requested to be included in such offering will be entitled to determine the plan of distribution and select the managing underwriters, and any provider of capital markets advisory services, which may include affiliates of the Stockholders, and such Stockholders will also be entitled to select counsel for the selling Stockholders (which may be the same as counsel for the Company). In the case of a shelf registration statement, the plan of distribution will provide as much flexibility as is reasonably possible, including with respect to resales by transferee Stockholders.

3.5 Cutbacks. If the managing underwriters advise the Company and the selling Stockholders that, in their opinion, the number of shares requested to be included in an underwritten offering exceeds the amount that can be sold in such offering without adversely affecting the distribution of the shares being offered, such offering will include only the number of shares that the underwriters advise can be sold in such offering. Except in the case of a demand offering, if the Company is selling shares for its own account in such offering, the Company will have first priority and to the extent of any remaining capacity, the selling Stockholders will be subject to cutback pro rata based on the number of shares held by each such Stockholder that is subject to cutback. In a demand offering, the selling Stockholders shall have priority over any other person participating in the offering (including the Company) and shall be subject to cutback pro rata based on the number of shares held by each such Stockholder that is subject to cutback. To the extent that there is any remaining capacity after such Stockholder requesting the demand and the selling Stockholders have been included, any other person participating in the offering (including the Company) will be included and will be subject to cutback pro rata based on the number of shares initially requested by them to be included in such offering. Subject to the last sentence of Section 2.1, other selling equityholders will be included in an underwritten offering only with the consent of the applicable Stockholder requesting such demand (in the event of a demand offering) or the Company (in the event of an offering initiated by the Company).

3.6 Withdrawals. Even if shares held by a Stockholder have been part of a registered underwritten offering, such Stockholder may, no later than the time at which the public offering prices and underwriters’ discount is determined with the managing underwriter, decline to sell all or any portion of the shares being offered for its account.

3.7 Lockups. In connection with any underwritten offering of shares (including, for the avoidance of doubt, the Company’s IPO), the Company and each Stockholder will (in the case of Stockholders, with respect to shares respectively held by them) enter into the applicable underwriting agreement and/or the lockup agreement entered into in connection therewith so as to be bound by such agreement’s lockup restrictions (which, in the case of Stockholders, must apply in like manner to each Stockholder) as required by the managing underwriters (which restrictions shall not apply to any margin loan with respect to the shares or any pledge of the shares or any transfer on foreclosure therof). Even in the absence of any Stockholder entering into any such underwriting agreement and/or the lockup agreement, such Stockholder agrees to be bound by the lockup restrictions set forth therein applicable to other Stockholders. Pending execution and delivery of the relevant underwriting agreement and/or the lockup agreement, upon being notified of a proposed or requested underwritten offering with respect to which the piggyback rights described in this Agreement will apply, the Stockholders will immediately be bound by the lockup provisions set forth in the underwriting agreement and/or the lockup agreement for the Company’s IPO as though they were then applicable for so long as the proposed or requested offering is being pursued. The lockup restrictions in any such underwriting agreement and/or the lockup agreement will be for a customary period specified by the managing underwriters or underwriters not to exceed (i) 180 days following the consummation of the IPO, and (ii) 90 days following the consummation of any subsequent registered public sale of shares. The Company shall cause its executive officers and directors (and managers, if applicable) and shall use commercially reasonable efforts to cause other holders of shares who beneficially own (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement) at least 5% of the Company’s outstanding common stock, to enter into lockup agreements that contain restrictions that are no less restrictive than the restrictions contained in the lockup agreements executed by the Stockholders. For the avoidance of doubt, no Stockholder shall be required to agree to any lock-up provisions that are more restrictive than lock-up provisions applicable to any other Stockholder and any lock-up provisions agreed to by a Stockholder shall provide that if any Stockholder is released from any of its lock-up restrictions, all other Stockholders shall be released to the same extent.

3.8 Founders’ Representative. For purposes of exercising their demand rights with respect to shelf registrations under Article II, the Founders shall designate to the Company one Founder (the “Founders’ Representative”) to act as their representative with respect to such demand rights. The Company, the other Stockholders (including the Blackstone Stockholders) and the underwriters in any registered offering shall be entitled to rely on any and all action taken by the Founders’ Representative under this Agreement without any liability to, or obligation to inquire of, any Founder, notwithstanding any knowledge on the part of the Company, such other Stockholders or such underwriters of any such dispute or disagreement, and the other provisions of Article XI of the Merger Agreement shall apply to this Agreement and the appointment of the Founders’ Representative, mutatis mutandis.

article IV

FACILITATING REGISTRATIONS AND OFFERINGS

4.1 General. If the Company becomes obligated under this Agreement to facilitate a registration and offering of shares on behalf of Stockholders, the Company will do so with the same degree of care and dispatch as would reasonably be expected in the case of a registration and offering by the Company of shares for its own account. Without limiting this general obligation, the Company will fulfill its specific obligations as described in this Article IV.

4.2 Registration Statements. In connection with each registration statement that is demanded by any Stockholder in accordance with this Agreement or as to which piggyback rights apply, the Company will:

(a) (i) prepare and file with the SEC a registration statement covering the applicable shares, (ii) file amendments thereto as warranted, (iii) seek the effectiveness thereof, and (iv) file with the SEC prospectuses and prospectus supplements as may be required, all in consultation with the Stockholders and as reasonably necessary in order to permit the offer and sale of the such shares in accordance with the applicable plan of distribution;

(b) (i) within a reasonable time prior to the filing of any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus, provide copies of such documents to the selling Stockholders and to the underwriter or underwriters of an underwritten offering, if applicable, and to their respective counsel; fairly consider such reasonable changes to any such documents prior to or after the filing thereof as the counsel to the Stockholders or the underwriter or the underwriters may request; and make such of the representatives of the Company as shall be reasonably requested by the selling Stockholders or any underwriter available for discussion of such documents; and

(ii) within a reasonable time prior to the filing of any document which is to be incorporated or deemed incorporated by reference into a registration statement or a prospectus, provide copies of such document to counsel for the Stockholders and underwriters; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Stockholders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(c) use all reasonable efforts to cause each registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of such registration statement, amendment or supplement and during the distribution of the registered shares, (x) to comply in all material respects with the requirements of the Securities Act and the rules and regulations of the SEC and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(d) promptly notify each Stockholder, its respective counsel and the sole underwriter or managing underwriter, if any, and, if requested by such Stockholder, confirm such notice in writing, (i) when any registration statement, any prospectus, any amendment to a registration statement, amendment or supplement to a prospectus or any free writing prospectus has been filed, when a registration statement has become effective and when any post-effective amendments and supplements thereto become effective if such registration statement or post-effective amendment is not automatically effective upon filing pursuant to Rule 462, (ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a registration statement or related prospectus or for additional information, (iii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a registration statement or the initiation of any proceedings for that purpose, (iv) if, between the effective date of a registration statement and the expiration or earlier closing of any over-allotment option under any underwriting, placement or purchase agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the shares for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (v) of the happening of any event during the period a registration statement is effective as a result of which such registration statement or the related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(e) furnish counsel for each underwriter, if any, and for the Stockholders copies of any correspondence with the SEC or any state securities authority relating to the registration statement or prospectus;

(f) otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar provision then in force);

(g) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time; and

(h) provide and cause to be maintained a transfer agent and registrar for all shares covered by a registration statement from and after a date not later than the effective date of such registration statement.

4.3 Non-Shelf Registered Offerings and Shelf Takedowns. In connection with any non-shelf registered offering or shelf takedown that is demanded by any Stockholder or with respect to which piggyback rights have been exercised, the Company will:

(a) cooperate with the Stockholders selling shares and the sole underwriter or managing underwriter of an underwritten offering, if any, to facilitate the timely preparation and delivery of certificates representing the shares to be sold and not bearing any restrictive legends; and enable such shares to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Stockholders or the sole underwriter or managing underwriter of an underwritten offering, if any, may reasonably request at least five days prior to any sale of such shares;

(b) furnish to each Stockholder and to each underwriter, if any, participating in the relevant offering, without charge, as many copies of the applicable prospectus, including each preliminary prospectus, and any amendment or supplement thereto, and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the shares; the Company hereby consents to the use of the prospectus, including each preliminary prospectus, by each such Stockholder and underwriter in connection with the offering and sale of the shares covered by the prospectus or the preliminary prospectus;

(c) (i) use all reasonable efforts to register or qualify the shares being offered and sold, no later than the date on which the pricing of the relevant offering is expected to occur, under all applicable state securities or “blue sky” laws of such jurisdictions as each underwriter, if any, or any Stockholder holding shares covered by a registration statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the distribution of the registered shares; (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and Stockholder to consummate the disposition in each such jurisdiction of such shares owned by such Stockholder; provided, however, that the Company shall not be obligated to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to consent to be subject to general service of process (other than service of process in connection with such registration or qualification or any sale of shares in connection therewith) in any such jurisdiction; and (iv) use all reasonable efforts to cause the shares being offered and sold, no later than the date on which the pricing of the relevant offering is expected to occur, to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of the business of any Stockholder, in which case the Company will cooperate in all reasonable respects with the filing of the applicable registration statement and the granting of such approvals, as may be necessary to enable any Stockholder or the underwriters, if any, to consummate the disposition of such shares;

(d) cause all shares being sold to be qualified for inclusion in or listed on any securities exchange on which shares issued by the Company are then so qualified or listed if so requested by the Stockholders, or if so requested by the underwriter or underwriters of an underwritten offering, if any;

(e) cooperate and assist in any filings required to be made with FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering;

(f) use all reasonable efforts to facilitate the distribution and sale of any shares to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with and making calls to potential investors and taking such other actions as shall be requested by the Stockholders or the lead managing underwriter of an underwritten offering;

(g) in the case of an offering that includes a provider of capital markets advisory services, enter into and perform its obligations under customary agreements (including an advisory services agreement and an indemnification agreement in customary form);

(h) prior to the date on which the pricing of the relevant offering is expected to occur, provide a CUSIP number for the shares; and

(i) enter into customary agreements (including, in the case of an underwritten offering, one or more underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such shares, and in connection therewith:

1. make such representations and warranties to the selling Stockholders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

2. obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the lead managing underwriter, if any) addressed to each selling Stockholder and the underwriters, if any, covering the matters customarily covered in opinions requested in sales of securities or underwritten offerings and such other matters as may be reasonably requested by such Stockholders and underwriters;

3. obtain “cold comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Stockholders, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “cold comfort” letters to underwriters in connection with primary underwritten offerings;

4. to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the Stockholders providing for, among other things, the appointment of a representative as agent for the selling Stockholders for the purpose of soliciting purchases of shares, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

5. deliver such documents and certificates as the sole underwriter or managing underwriter, if any, any Stockholder, or their respective counsel, shall reasonably request to evidence the continued validity of the representations and warranties made in accordance with Section 4.3(h)(1) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(j) if required by the Company’s transfer agent for the shares (the “Transfer Agent”) and/or The Depository Trust Company (“DTC”), the Company will use reasonable efforts to cause opinions of counsel to be delivered to and maintained with the Transfer Agent and/or DTC, together with any other agreements, authorizations, certificates and directions required by the Transfer Agent and/or DTC which authorize and direct the Transfer Agent to transfer shares without any restrictive legend and which allow DTC to accept such shares for settlement; and

(k) use all reasonable efforts to facilitate the settlement of the shares to be sold pursuant to this Agreement, including through the facilities of DTC.

The above shall be done at such times as customarily occur in similar registered offerings or shelf takedowns.

4.4 Due Diligence. In connection with each registration and offering of shares to be sold by Stockholders, the Company will, in accordance with customary practice, make available for inspection by representatives of the Stockholders and underwriters and any counsel or accountant retained by such Stockholders or underwriters all relevant financial and other records, pertinent corporate documents and properties of the Company and cause appropriate officers, managers, employees, outside counsel and accountants of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with their due diligence exercise, including through in-person meetings, but subject to customary privilege constraints.

4.5 Information from Stockholders. Each Stockholder that holds shares covered by any registration statement will furnish to the Company such information regarding itself as is required to be included in the registration statement or prospectus, the ownership of shares by such Stockholder and the proposed distribution by such Stockholder of such shares as the Company may from time to time reasonably request in writing.

4.6 Expenses. All expenses incurred in connection with any registration statement or registered offering or shelf takedown covering shares held by Stockholders, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel (including the fees and disbursements of outside counsel for selling Stockholders) and of the independent certified public accountants, and the expense of qualifying such shares under state blue sky laws, will be borne by the Company. However, underwriters’, brokers’ and dealers’ discounts and commissions applicable to shares sold for the account of a Stockholder will be borne by such Stockholder.

ARTICLE V

INDEMNIFICATION

5.1 Indemnification by the Company. In the event of any registration under the Securities Act by any registration statement pursuant to rights granted in this Agreement of shares held by Stockholders, the Company will indemnify and hold harmless Stockholders, their officers, directors and affiliates (and the officers, directors, employees, general and limited partners, affiliates and controlling persons of any of the foregoing), and each underwriter of such securities and each other person, if any, who controls any Stockholder or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, expenses, judgments or liabilities (including, without limitation, legal fees and costs of court), joint or several, to which

Stockholders or such underwriter or controlling person may become subject under the Securities Act, common law or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse such persons, as and when incurred, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any violation or alleged violation by the Company of the Securities Act, any blue sky laws, securities laws or other applicable laws or rules of any state or country in which such shares are offered and relating to action taken or action or inaction required of the Company in connection with such offering, or arise out of or are based upon any untrue statement or alleged untrue statement of any material fact (i) contained in any registration statement under which such securities were registered under the Securities Act or any amendment or supplement to any of the foregoing, or in any document incorporated by reference therein or related document or report, or any issuer free writing prospectus (including any “road show,” whether or not required to be filed with the SEC), or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) contained in any preliminary prospectus, if used prior to the effective date of such registration statement, or in the final prospectus (as amended or supplemented if the Company shall have filed with the SEC any amendment or supplement to the final prospectus), or which arise out of or are based upon the omission or alleged omission (if so used) to state a material fact required to be stated in such prospectus or necessary to make the statements in such prospectus not misleading; and will reimburse Stockholders and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that the Company shall not be liable to any Stockholder or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or such amendment or supplement or other document, in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by Stockholders or such underwriter specifically for use in the preparation of the information with respect to such Stockholder or such underwriter required under Items 403 and 507 of Regulation S-K under the Securities Act.

5.2 Indemnification by Stockholders. Each Stockholder (as to itself, severally and not jointly) will indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1) the Company, each director of the Company, each officer of the Company who shall sign the registration statement, and any person who controls the Company within the meaning of the Securities Act, (i) with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from such registration statement, or any amendment or supplement to it, or any issuer free writing prospectus or other document, to the extent, but only to the extent, that such untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company through a written instrument duly executed by such Stockholder specifically regarding such Stockholder for use in the preparation of the information with respect to such Stockholder required under Items 403 and 507 of Regulation S-K under the Securities Act, and (ii) with respect to compliance by such Stockholder with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement; provided that the liability of each Stockholder pursuant to this Section 5.2 shall not exceed the amount by which the total price at which the shares were offered to the public by such Stockholder exceeds the amount of any damages which such Stockholder has otherwise been required to pay by reason of an untrue statement or omission.

5.3 Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article V, the indemnified party will, if a resulting claim is to be made or may be made against any indemnifying party, give written notice to the indemnifying party of the commencement of the action. The failure of any indemnified party to give notice shall not relieve the indemnifying party of its obligations in this Article V, except to the extent that the indemnifying party is actually prejudiced by the failure to give notice. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action’s defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party’s expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which (i) does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation or (ii) involves the imposition of equitable remedies or the imposition of any non-financial obligations on the indemnified party.

5.4 Contribution. If the indemnification required by this Article V from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative benefits received by a party shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by it bear to the total amounts (including, in the case of any underwriter, any underwriting commissions and discounts) received by each other party. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. The Company and Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 5.4.

Notwithstanding the provisions of this Section 5.4, no indemnifying party shall be required to contribute any amount in excess of: (x) the amount by which the total price at which the shares were offered to the public by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission, in the case of an indemnifying party that is not an underwriter, and (y) the amount by which the total underwriting discounts and commissions received by such indemnifying party exceeds the amount of any damages which such indemnifying party has otherwise been required to pay by reason of an untrue statement or omission, in the case of an indemnifying party that is an underwriter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.

ARTICLE VI

other agreements

6.1 Transfer of Rights.

(a) Any Stockholder may transfer all or any portion of its rights under this Agreement to any transferee of shares held by such Stockholder or Founder to the extent such transfer is not in violation of any requirements applicable under any agreement such Stockholder has with the Company. Any such transfer of registration rights will be effective upon receipt by the Company of (i) written notice from such Stockholder stating the name and address of any transferee and identifying the number of shares with respect to which rights under this Agreement are being transferred and the nature of the rights so transferred, and (ii) a written agreement from such Stockholder to be bound by the terms of this Agreement. However, if such transferees constitute the partners or members of BCP Redbird Aggregator L.P. or Blackstone Capital Partners VII L.P. and its affiliated investment vehicles utilized in connection with the investment in the Company, including relevant co-invest and side-by-side entities and their respective investment vehicles and such partners or members are receiving shares through an in-kind distribution as contemplated by Section 6.4, (i) no such written agreement is required, and (ii) such in-kind transferees (as well as other persons or entities to whom such in-kind transferees transfer such shares) will, as transferee Stockholders, be entitled solely to the rights set forth in the subsequent sentence and in Section 3.8, Article V and Section 6.4 as third-party beneficiaries to the rights under this Agreement so transferred. In that regard, in-kind transferees and their transferees that receive shares pursuant to Section 6.4 will not be given demand or piggyback rights; rather, their means of registered resale will be limited to sales off a shelf registration statement with respect to which no special actions are required by the Company or the other Stockholders. Other than in the case of an in-kind distribution by Blackstone or General Atlantic described in this Section 6.1(a), the Company and the transferring Stockholder will notify the other Stockholders as to who the transferees are and the nature of the rights so transferred.

(b) In the event the Company engages in a merger or consolidation in which the shares are converted into securities of another company, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to Stockholders by the issuer of such securities. To the extent such new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will use its reasonable best efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

(c) In the event that the Company effects the separation of any portion of its business into one or more entities (each, a “NewCo”), whether existing or newly formed, including without limitation by way of spin-off, split-off, carve-out, demerger, recapitalization, reorganization or similar transaction, and any Stockholders will receive equity interests in any such NewCo as part of such separation, the Company shall cause any such NewCo to enter into a registration rights agreement with each such Stockholder that provides each such Stockholder with registration rights vis-à-vis such NewCo that are substantially identical to those set forth in this Agreement.

6.2 Limited Liability. Notwithstanding any other provision of this Agreement, neither the members, general partners, limited partners or managing directors, or any directors or officers of any members, general or limited partner, advisory director, nor any future members, general partners, limited partners, advisory directors, or managing directors, if any, of any Blackstone Stockholder shall have any personal liability in respect of any obligation of such Blackstone Stockholder under this Agreement.

6.3 Rule 144. If the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act, the Company covenants that it will file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is subject to the requirements of Section 13, 14 or 15(d) of the Exchange Act but is not required to file such reports, it will, upon the request of any Stockholder, make publicly available such information), and it will take such further action as any Stockholder may reasonably request so as to enable such Stockholder to sell shares or enter into Derivative Transactions without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Stockholder, the Company will deliver to such Stockholder a written statement as to whether it has complied with such requirements.

6.4 Underwritten Registrations. No holder of shares may participate in any underwritten registration or takedown hereunder unless such holder (a) agrees to sell such holder’s shares on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, each in a form that is customary for transactions of a similar type.

6.5 In-Kind Distributions. If any Blackstone Stockholder or General Atlantic Stockholder seeks to effectuate an in-kind distribution of all or part of its shares to its direct or indirect equityholders, the Company will, subject to applicable lockups, work with such Blackstone Stockholder or General Atlantic Stockholder, as applicable and the Company’s transfer agent to facilitate such in-kind distribution in the manner reasonably requested by such Blackstone Stockholder or General Atlantic Stockholder, as well as any resales by such transferees under a shelf registration statement covering such distributed shares.

6.6 Derivative Transactions; Financing Cooperation.

(a) The provisions of this Agreement relating to the registration, offer and sale of shares apply also to Derivative Transactions entered into by a Stockholder where the initial hedging of the Derivative Counterparty is executed pursuant to a registration statement. In such connection, references to “shares” shall be deemed to refer to common stock of the Company or any other securities of the same class as the shares sold short in connection with any Derivative Transaction, as the context requires, and the obligations of the Company under Article IV shall apply, irrespective of what type of demand or other registration the Derivative Transaction is deemed to be executed in connection with. Any prospectus in connection with a Derivative Transaction shall be in form and substance acceptable to the Derivative Counterparty, the Stockholder and their counsel to permit a Derivative Counterparty to sell the shares (or common stock or other securities of the same class as shares) covered by such prospectus and any applicable prospectus supplement, including in short sale transactions (whether any shares sold short are borrowed from such Stockholder or otherwise) in compliance with applicable securities laws (including pursuant to the Interpretive Letters). If in connection with a Derivative Transaction, a Derivative Counterparty or any affiliate thereof is (or may reasonably be considered) an underwriter or selling stockholder, then such Derivative Counterparty may be required to provide customary indemnities to the Company regarding the plan of distribution and related matters.

(b) Without limiting the foregoing, the Company agrees to cooperate with each Stockholder in taking any action reasonably necessary to consummate a Derivative Transaction entered into by such Stockholder (whether executed on a registered basis, under Rule 144 or otherwise) and any pledge, hypothecation or grant of security over shares related thereto, including without limitation, (x) delivery of Issuer Agreements (as defined below), and, in the case of a registered offering, underwriting or registration agreements in form customary for registered Derivative Transactions, and (y) taking such action as such Stockholder or the Derivative Counterparty may reasonably request from time to time to enable such Stockholder and Derivative Counterparty to sell or hedge shares or common stock of the Company or securities of the same class as the shares in compliance with the Securities Act (including as may be needed to comply with the Interpretive Letters). Notwithstanding anything to the contrary in this Agreement, the Company agrees to maintain the effectiveness of any registration statement, and to amend as necessary any prospectus contained therein (and to provide, on at least a quarterly basis, if required by the Derivative Counterparty, such “bring downs” of the documentation and other obligations listed in Article IV hereunder, which “bring-downs” shall not be deemed to constitute a new “demand” under the Agreement) until the Derivative Counterparty or its affiliates have completed the sale of all shares (or short sales of shares) offered pursuant to such Derivative Transaction as contemplated by the Interpretive Letters.

(c) For avoidance of doubt, the clarifications provided in this Section 6.6 to the effect that Derivative Transactions are among the types of transactions covered by the provisions of this Agreement relating to the registration, offer, and sale of shares shall not be read to imply that any other particular types of transactions, by virtue of not having a similar clarifying provision in this Agreement, are not among the types of transactions covered by the provisions of this Agreement relating to the registration, offer, and sale of shares.

(d) Upon the request of any Stockholder that wishes to pledge, hypothecate or grant security interests in any or all of the shares held by it, including to banks, financial institutions or other financial entities, as collateral or security for loans, advances or other extensions of credit, the Company agrees to cooperate with each such Stockholder in taking any action reasonably necessary to consummate any such pledge, hypothecation or grant, including without limitation, delivery of letter agreements (“Issuer Agreement”) to lenders in form and substance reasonably satisfactory to such lenders (which may include, without limitation, (i) agreements by the Company in respect of the exercise of remedies by such lenders, including agreements to effect the transfer of the shares to the lender or purchasers in a foreclosure sale within specified timeframes and pursuant to agreed processes and documentation, (ii) agreements to cause the transfer agent to transfer any such shares subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and represented by an unrestricted CUSIP, whether in connection with the grant of the pledge or upon foreclosure, subject to customary representations, warranties and agreements by the Stockholder and Derivative Counterparty necessary to establish compliance with applicable securities laws, and (iii) customary representations and warranties by the Company reasonably necessary to establish compliance with the Company’s policies and applicable securities laws).

ARTICLE VII

MISCELLANEOUS

7.1 Notices. All notices, consents, confirmations, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) five Business Days following sending by registered or certified mail, postage prepaid; (b) when delivered, if before 5:00 p.m. U.S. Eastern time on a Business Day, or on the next succeeding Business Day otherwise, if delivered personally to the intended recipient; (c) one Business Day following sending by overnight delivery via a national or international courier service; or (d) when sent, if before 5:00 p.m. U.S. Eastern time on a Business Day, or on the next succeeding Business Day otherwise, if sent by email and either (x) return receipt or confirmation reply is subsequently received or (y) a copy is delivered personally or sent by overnight delivery via a national or international courier service within one Business Day thereafter, and, in each case, addressed to a party at the following address for such party:

(a)	If to the Company, to:

Liftoff Mobile, Inc.
900 Middlefield Road, 2nd Floor
Redwood City, CA 94063
	Attention:	Susan Hansen
	Email:	[email address]

with a copy to:

Simpson Thacher & Bartlett LLP
900 G Street N.W.
Washington, D.C. 20001
	Attention:	Joshua Ford Bonnie
Jonathan R. Ozner
Katharine L. Thompson
	Email:	[email address]
[email address]
[email address]

or to such other person or address as the Company shall furnish to the Stockholders in writing;

(b)	If to Blackstone, to:

BCP Redbird Aggregator L.P.
c/o The Blackstone Group Inc.
345 Park Avenue
New York, NY 10154
	Attention:	Sachin Bavishi
Jonathan Yip

Email:	[email address]
[email address]

with a copy to:

Simpson Thacher & Bartlett LLP
900 G Street N.W.
Washington, D.C. 20001
Attention:	Joshua Ford Bonnie
Jonathan R. Ozner
Katharine L. Thompson
Email:	[email address]
[email address]
[email address]

or to such other person or address as Blackstone shall furnish to the Company and the other Stockholders in writing;

(c)	If to the Founders, to:

Mark Ellis
	Email:	[email address]

Phil Crosby
	Email:	[email address]

Harry Robertson
	Email:	[email address]
with a copy to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian LLP
550 Allerton Avenue
Redwood City, CA 94063
	Attention:	Trevor Knapp
	Email:	[email address]

(d)	If to General Atlantic, to:

General Atlantic, L.P.
55 East 52nd Street, 32nd Floor
New York, NY 10055
	Attention:	Gordon Cruess
Tanzeen Syed
Frederick Robson

Email:	[email address]
[email address]
[email address]

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attention:	Matthew Abbott
Brian Lavin
Austin Pollet

Email:	[email address]
[email address]
[email address]

7.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated “Article” or “Section” refer to an Article or Section of this Agreement unless otherwise specifically indicated.

7.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

7.4 Waiver of Jury Trial. Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

7.5 Consent to Jurisdiction and Service of Process. The parties to this Agreement hereby agree to submit to the jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof in any action or proceeding arising out of or relating to this Agreement.

7.6 Amendments. This Agreement may be amended only by an instrument in writing executed by the Company and the Blackstone Stockholders holding a majority of the shares collectively held by them; provided that an amendment to this Agreement that has a material and adverse effect on the rights of the Founders shall require the written consent of the Founder Majority Holders; provided, further, that an amendment to this Agreement that is disproportionately adverse to the rights of the General Atlantic Stockholders relative to the Blackstone Stockholders or the Founders shall require the written consent of the majority in voting power of the General Atlantic Stockholders. Any such amendment will apply to all Stockholders equally, without distinguishing between them. This Agreement will terminate as to any Stockholder when it no longer holds any shares and the Company has fulfilled all of its obligations with respect to shares previously sold by such Stockholder in one or more registered offerings covered by this Agreement; provided that a Blackstone Stockholder, Founder or General Atlantic Stockholder may at any time in its sole discretion withdraw from this Agreement by written notice to the Company, at which time this Agreement will terminate as to such Blackstone Stockholder, Founder or General Atlantic Stockholder.

7.7 Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to the transactions contemplated hereby and thereby. The registration rights granted under this Agreement supersede any registration, qualification or similar rights with respect to any of the shares granted to one or more Stockholders under any other agreement, and any of such preexisting registration rights are hereby terminated.

7.8 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

7.9 Counterparts. This Agreement may be executed in multiple counterparts, including by means of facsimile, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

7.10 Third Party Beneficiaries. Except as specifically provided below, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Agreement. Notwithstanding any provision hereof to the contrary, no consent, approval or agreement of any third-party beneficiary will be required to amend, modify or waive any provision of this Agreement.

7.11 Equitable Remedies. The parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or conditions or were otherwise breached, and that money damages are an inadequate remedy for breach of this Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement by the other parties and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.

7.12 No Inconsistent Agreements. From and after the date of this Agreement, the Company shall not enter into any agreement with any person, including any holder or prospective holder of any securities of the Company, giving or granting any registration (or related) rights the terms of which are more favorable than, senior to or conflict with, the registration or other rights granted to Stockholders hereunder.

[Rest of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first written above.

LIFTOFF MOBILE, INC.

By:
Name:
Title:

BCP REDBIRD AGGREGATOR L.P.

By:
Name:
Title:

GENERAL ATLANTIC (LFT), L.P.

By:
Name:
Title:

[Signature Page –Registration Rights Agreement]